SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2004

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

000-27927	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 7. EXHIBITS.

The following exhibit is not filed but furnished pursuant to Item 9:

Exhibit Number	Description
99.1	Press release dated as of April 27, 2004. *

* furnished herewith

ITEM 9. REGULATION FD DISCLOSURE.

Charter Communications, Inc. today announced that its indirect subsidiary, Charter Communications Operating, LLC (Charter Operating), amended its existing $5.1 billion credit facilities to, among other things, expand the capacity of those facilities to approximately $6.5 billion. Charter Operating has used additional borrowings under the amended and restated credit facilities, together with proceeds from a previously announced private offering of $1.5 billion senior second lien notes, to refinance the indebtedness under the credit facilities of its subsidiaries, CC VI Operating Company, LLC, Falcon Cable Communications, LLC, and CC VIII Operating, LLC, all as one concurrent transaction.

The entirety of the press release appearing in Exhibit 99.1 hereto is not filed but is furnished pursuant to Regulation FD.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies and prospects, both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Many of the forward-looking statements contained in this Report may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated," and "potential," among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this Report include market conditions and those set forth in reports or documents that we file from time to time with the United States Securities and Exchange Commission. All forward-looking statements attributable to Charter Communications or a person acting on its behalf are expressly qualified in their entirety by this cautionary language.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC.,
Registrant

Dated: April 27, 2004

By: /s/ Paul E. Martin
Name: Paul E. Martin
Title: Senior Vice President and Controller
(Principal Accounting Officer)